Exhibit 99.1

GITPRIME, INC.
FINANCIAL STATEMENTS
December 31, 2018

GITPRIME, INC.
Financial Statements
Year Ended December 31, 2018

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of GitPrime, Inc.
We have audited the accompanying financial statements of GitPrime, Inc. (a Delaware corporation), which comprise the balance sheet as of December 31, 2018, and the related statements of operations, stockholders’ equity, and cash flows for the year then ended, and the related notes to the financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GitPrime, Inc. as of December 31, 2018, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ WSRP, LLC
Salt Lake City, Utah
July 2, 2019

GITPRIME, INC.
Balance Sheet

December 31,
2018

Assets
Current assets:
Cash and cash equivalents	$8,460,413
Accounts receivable, net of allowance of $55,694	869,147
Prepaid expenses and other current assets	106,457
Total current assets	9,436,017
Property and equipment, net	1,367,446
Other assets	6,975
Total assets	$10,810,438

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$321,588
Accrued expenses	580,549
Deferred revenue	2,484,111
Long-term debt, current portion	284,669
Total current liabilities	3,670,917
Long-term debt	244,303
Warrant liabilities	220,395
Total liabilities	4,135,615
Commitments and contingencies (Note 9)
Redeemable convertible preferred stock, $0.0001 par value per share, 10,994,938 shares authorized, 10,994,846 shares issued and outstanding	14,105,067
Stockholders' deficit:
Common stock, $0.0001 par value per share, 25,480,000 shares authorized, 9,247,003 shares issued and outstanding	925
Additional paid-in capital	108,650
Accumulated deficit	(7,539,819)
Total stockholders' deficit	(7,430,244)
Total liabilities, redeemable convertible preferred stock and stockholders' deficit	$10,810,438
The accompanying notes are an integral part of these financial statements.

GITPRIME, INC.
Statement of Operations

Year Ended December 31,
2018

Revenue	$3,214,549
Cost of revenue	769,922
Gross profit	2,444,627
Operating expenses:
Sales and marketing	2,507,870
Research and development	2,129,187
General and administrative	1,464,751
Total operating expenses	6,101,808
Loss from operations	(3,657,181)
Other income (expense):
Other income, net	25,957
Change in fair value of financial instruments	(1,154,231)
Interest expense	(116,612)
Loss before income taxes	(4,902,067)
Provision for income taxes	(1,150)
Net loss	$(4,903,217)
The accompanying notes are an integral part of these financial statements.

GITPRIME, INC.
Statement of Redeemable Convertible Preferred Stock and Stockholders’ Deficit

	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount

Balance at January 1, 2018	2,226,668	$800,000	8,535,105	$10,688	$11,844	$(2,636,602)	$(2,614,070)
Issuance of redeemable convertible preferred stock for cash	6,293,841	10,342,563	—	—	—	—	—
Liabilities converted into convertible preferred stock	2,474,337	2,962,504	—	—	—	—	—
Establishment of par value for common stock	—	—	—	(9,834)	9,834	—	—
Exercise of stock options	—	—	711,898	71	7,048	—	7,119
Stock-based compensation	—	—	—	—	79,924	—	79,924
Net loss	—	—	—	—	—	(4,903,217)	(4,903,217)
Balance at December 31, 2018	10,994,846	$14,105,067	9,247,003	$925	$108,650	$(7,539,819)	$(7,430,244)
The accompanying notes are an integral part of these financial statements.

GITPRIME, INC.
Statement of Cash Flows

Year Ended December 31,
2018

Cash flow from operating activities
Net loss	$(4,903,217)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	329,578
Stock-based compensation	79,924
Change in fair value of liabilities recorded at fair value	1,154,231
Other	11,489
Changes in operating assets and liabilities:
Accounts receivable	(575,657)
Prepaid expenses and other assets	(56,000)
Accounts payable	273,515
Accrued expenses	242,906
Deferred revenue	1,808,257
Net cash used in operating activities	(1,634,974)
Cash flows from investing activities
Purchases of property and equipment	(1,107,346)
Net cash used in investing activities	(1,107,346)
Cash flows from financing activities
Proceeds from issuance of convertible preferred stock, net of issuance costs	10,342,563
Proceeds from exercise of options	7,119
Repayments of long-term debt	(202,951)
Net cash provided by financing activities	10,146,731
Net increase in cash and cash equivalents	7,404,411
Cash and cash equivalents at beginning of period	1,056,002
Cash and cash equivalents at end of period	$8,460,413

Noncash investing and financing activities:
Conversion of financial instrument liabilities into convertible preferred stock	$2,962,504
Property and equipment included in accounts payable	$25,784
Supplemental disclosure of cash flow information:
Cash paid for interest	$182,432
The accompanying notes are an integral part of these financial statements.

GITPRIME, INC.
Notes to Financial Statements
1. Description of Business and Summary of Significant Accounting Policies
Organization
GitPrime, Inc. (“GitPrime” or the “Company”) was organized as a Colorado corporation in November 2014. The Company converted to a Delaware corporation in April 2018. GitPrime builds a software platform used to analyze software engineering teams' codebases to quantify engineering progress. With GitPrime’s software platform, software engineering organizations use data to measure software developer productivity.
Basis of Presentation
The Company prepares its financial statements on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”).
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts and disclosures. These estimates and assumptions are based on the Company’s historical results and management’s future expectations. Accordingly, actual results could differ from those estimates. Key estimates, which the Company evaluates on an on-going basis, include allowances for doubtful accounts, useful lives for property and equipment, the fair value of equity awards and the value of liabilities recorded at fair value.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash and accounts receivable. The Company deposits cash with high credit quality financial institutions, which at times, may exceed federally insured amounts. The Company has not experienced any losses on its deposits. The Company performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral from its customers. The Company reviews the expected collectability of accounts receivable and records an allowance for doubtful accounts receivable for amounts that it determines are not collectible.
No customer accounted for 10% or more of total revenue. One customer accounted for 10% of net accounts receivable at December 31, 2018.
Cash and Cash Equivalents
Cash consists of deposits with financial institutions, and cash equivalents consist of money market funds. The Company considers all highly liquid investments purchased with a remaining maturity of three months or less at the time of acquisition to be cash equivalents.
Accounts Receivable
The Company records its accounts receivable at the invoice amount and are non-interest bearing. The Company establishes an allowance for estimated losses specific to those customer accounts identified with collection problems due to insolvency or other issues. Accounts receivable balances are considered past due when not paid in accordance with the contractual terms of the related arrangement. The amounts of the specific allowances are estimated by management based on various assumptions including the customer’s financial position, age of the customer’s receivables, and changes in payment schedules and histories. Account balances are written off against the allowance for doubtful accounts receivable when the potential for recovery is remote. Recoveries of receivables previously written off are recorded when payment is received.
Property and Equipment
Property and equipment are stated at historical cost less accumulated depreciation. Expenditures that materially increase values or capacities or extend useful lives of property and equipment are capitalized. Repairs and maintenance costs that do not extend the useful life or improve the related assets are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets or over the related lease terms (if shorter). The estimated useful life of each asset category is as follows:

Asset Type	Estimated Useful Lives

Furniture and fixtures	7 years
Computer equipment	3 years
Software	2-3 years
Internal-use software	3 years
Leasehold improvements	Shorter of remaining lease term or useful life
Capitalized internal-use software consists of (a) certain external direct costs of materials and services incurred in developing or obtaining internal-use software and (b) payroll and payroll-related costs for employees who are directly associated with, and who devote time to, the project. These costs generally consist of internal labor during configuration, coding and testing activities. Research and development costs incurred during the preliminary project stage, or costs incurred for data conversion activities, training, maintenance and general and administrative or overhead costs, are expensed as incurred. Costs that cannot be separated between the maintenance of, and relatively minor upgrades and enhancements to, internal-use software are also expensed as incurred. Capitalization begins when (a) the preliminary project stage is complete, (b) management with the relevant authority authorizes and commits to the funding of the software project, (c) it is probable the project will be completed, (d) the software will be used to perform the functions intended, and (e) certain functional and quality standards have been met.
When there are indicators of potential impairment, the Company evaluates recoverability of the carrying values of property and equipment by comparing the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds its estimated undiscounted future net cash flows, an impairment charge is recognized based on the amount by which the carrying value of the asset exceeds the fair value of the asset. The Company did not incur any impairment charges for the year ended December 31, 2018.
Debt Issuance Costs and Debt Discount

The Company has incurred direct, incremental borrowing costs associated with entering into certain financing agreements. Debt issuance costs are recorded as a debt discount within long-term debt in the balance sheet and are amortized to interest expense in the statement of operations over the term of the underlying debt instrument using the effective interest method.

Fair Value of Financial Instruments
The carrying amount of the Company’s cash, receivables, payables and accrued liabilities approximated fair value because of the short-term nature of these items. The Company measures assets and liabilities at fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. The Company records certain instruments at fair value on a recurring basis. When considering market participant assumptions in fair value measurements, we use a consistent fair value hierarchy framework as defined in ASC 820, Fair Value Measurement.  See Note 5 for more information regarding management’s fair value estimates.

Warrant Liabilities
Warrant liabilities include the fair value of certain common stock warrants that are initially recorded at fair value and are required to be re-measured to fair value at each reporting period under provisions of ASC 480, Distinguishing Liabilities from Equity, or ASC 815, Derivatives and Hedging. The change in fair value of the instruments is recognized as a component of other income (expense), in the statement of operations until the instruments settle or expire. See Note 5 for more information regarding management’s fair value estimates.
Revenue Recognition and Deferred Revenue
The Company generates its revenue primarily from the sale of subscriptions to the Company’s GitPrime Platform and related support services. The Company provides its applications as a service and revenue is recognized when persuasive evidence of an arrangement exists, the fee is fixed or determinable, collection is reasonably assured, and delivery has occurred or services have been rendered.
Because the Company provides its applications as a service and customers do not to take possession of the software, these arrangements are accounted for as service contracts.
As subscription and support services are delivered over the entire length of the arrangement, they are recognized ratably over the contract term beginning on the date the Company’s service is made available to customers and all other revenue recognition criteria have been met.
Advertising Costs
Advertising costs are expensed as incurred and are included in sales and marketing expenses. Advertising expenses totaled approximately $58,265 for the year ended December 31, 2018.
Stock-Based Compensation
Stock-based compensation cost is measured at the grant date based on the estimated fair value of the award granted and recognized as compensation expense using the straight-line attribution method over the period in which the award is expected to vest, which is generally the period from the grant date to the end of the vesting period. Forfeitures are recorded as they occur.

The Company utilizes the Black-Scholes-Merton option pricing model to estimate the fair value of employee stock options. The Black-Scholes-Merton model requires the input of highly subjective and complex assumptions, including the estimated fair value of the Company’s common stock on the date of grant, the award’s expected life, risk-free interest rate, the expected volatility of the Company’s common stock over the period equal to the expected life of the grant and expected dividends.

These assumptions are estimated as follows:

•
Fair Value of Common Stock – The fair value of the common stock underlying the stock options was determined by our board of directors, which considered numerous objective and subjective factors to determine the fair value of common stock at each grant date. The factors included but were not limited to: (1) contemporaneous valuations of common stock performed by third-party specialists; (2) the lack of marketability of the Company’s common stock; (3) developments in the business; and (4) the prices paid in recent transactions involving the Company’s equity securities. During aforementioned valuations, the third-party valuation firm would engage in discussions with management, analyze historical and forecasted financial statements, and review corporate documents when performing its analysis. In addition, these valuation studies were based on a number of assumptions, including industry, general economic, market and other conditions that could reasonably be evaluated at the time of the valuation.

•	Risk-Free Interest Rate – The risk-free interest rate is based on the implied yield available on U.S. Treasury zero-coupon issues with remaining terms similar to the expected term on the options.

•
Expected Term – Due to the lack of historical exercise activity for the Company’s options, the simplified method is used to estimate the expected term. The simplified method calculates the expected term as the mid-point between the vesting date and the contractual expiration date of the award.

•	Volatility – The Company estimates the price volatility based on the historical volatilities of comparable public companies.

•	Dividend Yield – The Company has not paid and does not expect to pay dividends for the foreseeable future.
Research and Development
Research and development costs are expensed as incurred.
Risks and Uncertainties
The Company is subject to all of the risks inherent in an early stage business. These risks include, but are not limited to, a limited operating history, new and rapidly evolving markets, dependence on the development of new services, unfavorable economic and market conditions, changes in level of demand for the Company’s services, and the timing of new product introductions. Failure by the Company to anticipate or to respond adequately to technological developments in its industry, changes in customer or supplier requirements, or changes in regulatory requirements or industry standards, or any significant delays in the development or introduction of services, could have a material adverse effect on the Company’s business and operating results.
Income Taxes
The Company recognizes a deferred tax asset or liability for the future tax consequences attributable to differences between the tax basis of assets and liabilities and their reported amounts in the financial statements, and operating losses that will result in taxable or deductible amounts in future years when the reported amounts of the assets and liabilities are recovered or settled. Deferred tax assets and liabilities are measured using the enacted tax rates expected to be recovered or settled. The effect of a change in tax rate on deferred tax assets and deferred tax liabilities is recognized in income in the period that includes the enactment date. The measurement of deferred tax assets is reduced by a valuation allowance when it is more likely than not that some portion of the deferred tax assets will not be realized.

The Company recognizes interest and penalties as a component of the provision for income taxes.

The Company evaluates the tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions will be sustained by the applicable tax authority. The Company has determined that there is no tax liability resulting from unrecognized tax benefits related to uncertain income tax positions taken or expected to be taken on the tax return for the year ended December 31, 2018.

There are no tax returns that are currently under examination. Tax years from 2015 and forward remain subject to examination.
Recent Accounting Pronouncements
In November 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-18, Restricted Cash, which requires that restricted cash be included with cash and cash equivalents when reconciling the beginning and end of period total amounts shown on the statement of cash flows. The guidance is effective for private companies for annual reporting periods beginning after December 15, 2018, with early adoption permitted. The Company early adopted the provisions of ASU 2016-18 effective January 1, 2018. This guidance did not have a significant impact on the Company’s financial statements.

In January 2016, the FASB issued ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities. ASU 2016-01 eliminates the requirement for non-public business entities to disclose the fair values of certain financial instruments. The provisions of ASU 2016-01 are effective for the Company for annual periods in fiscal years beginning after December 15, 2018, with early adoption of the disclosure requirement permitted. The remaining provisions of the standard are effective for fiscal periods beginning after December 15, 2018 for non-public companies. The Company elected to early adopt the permissible provisions as of January 1, 2018. As a result of adopting the disclosure requirements of the standard, the Company does not provide a disclosure for the fair value estimate of the Company’s debt obligations in the notes to the financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”), which supersedes existing revenue recognition guidance and provides clarification of principles for recognizing revenue from contracts with customers. ASC 606 sets forth a five-step model for determining when and how revenue is recognized. The core principle of the new standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. Additional disclosures will be required to describe the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts. The two permitted transition methods under ASC 606 are the full retrospective method, in which case the new guidance would be applied to each prior reporting period presented and the cumulative effect of applying the standard would be recognized at the earliest period shown, or the modified retrospective method, in which case the cumulative effect of applying the standard would be recognized at the date of the initial application. The guidance is effective for private companies for annual periods beginning after December 15, 2018. The Company will adopt ASC 606 as of January 1, 2019 using the modified retrospective method and is currently determining the impact the adoption will have on its financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (“ASU 2016-02”), which changes the accounting recognition, measurement and disclosure for leases in order to increase transparency. ASU 2016-02 requires lease assets and liabilities to be recognized on the balance sheet and key information about leasing arrangements to be disclosed. The guidance is effective for private companies with annual reporting periods beginning after December 15, 2019, including interim periods within that reporting period. Early adoption is permitted. The Company is currently evaluating the impact the amendments may have on its financial statements.

2. Property and Equipment

Property and equipment consist of the following:

December 31,
2018

Furniture and fixtures	$42,016
Computer equipment	81,604
Software	99,698
Capitalized internal-use software	1,367,081
Leasehold improvements	116,444
Total property and equipment	1,706,843
Less: Accumulated depreciation	(339,397)
Property and equipment, net	$1,367,446

Depreciation of property and equipment was $329,578 for the year ended December 31, 2018, which includes $299,683 of depreciation expense related to capitalized internal-use software.

3. Accrued Expenses
Accrued expenses consisted of the following:

December 31,
2018

Accrued commissions	$387,423
Payroll related	125,143
Other	67,983
Total accrued expenses	$580,549
4. Long-Term Debt
Long-term debt was as follows:

	December 31, 2018
	Outstanding Principal	Debt Discounts or Issuance Costs	Net Carrying Amount

Term loan	$547,049	$(18,077)	$528,972
Less: Current portion	299,172	(14,503)	284,669
Total long-term debt	$247,877	$(3,574)	$244,303
Term Loan

On March 31, 2017, the Company entered into the Master Loan and Security Agreement (the “Agreement”) with Costella Kirsch VI, L.P. (the “Lender”), which consisted of a total facility amount of $750,000, which was available in three draws, subject to certain revenue targets which were achieved during 2017. The three draws of $250,000 were made on March 31, 2017, August 31, 2017, and November 30, 2017. The loan's stated interest rate is 11.5%, which is payable monthly in arrears, and the effective interest rate for the loans is approximately 15.7% at December 31, 2018. Each draw carried interest-only payments through March 2018, followed by equal monthly payments for principal and interest of $28,887, which commenced on April 30, 2018 and continue until maturity on September 30, 2020. The loan matures and is due and payable on January 2, 2023. The related unamortized debt issuance costs were $746 as of December 31, 2018, and are being amortized to interest expense over the term of the facility using the effective interest method. The loan is collateralized by the assets of the Company. Under the terms of the Agreement, the Company is not allowed to take on additional secured debt without written approval from the Lender.

In connection with the Agreement, the Company issued two warrants to purchase shares of common stock at an exercise price of $0.89, unless a merger and acquisition transaction occurs, in which the exercise price would be a total of $1.00, with an expiration date of March 31, 2024, and a variable number of shares of common stock that could be purchased based on 1% of the fully diluted shares. On April 10, 2018, the number of underlying shares for each warrant was fixed at 239,650. The warrants also have a minimum sale price feature whereby the holder could put each of the warrants to the Company for $75,000 each. The warrants were determined to be derivatives as they could be settled for cash and the estimated fair value of the warrants of $50,000 at issuance was recorded as a debt discount and a warrant liability. The debt discount is being amortized to interest expense over the life of the loan and the warrant liability is being recorded at fair value at each reporting period.

Convertible Notes

In 2016, the Company sold a series of convertible notes for $963,421 (“Convertible Notes”) that required the notes to convert to preferred stock upon a qualified financing event. The interest rate on the Convertible Notes was 5%. As a result of the contingent redemption feature being the predominate feature, the Convertible Notes were recorded at fair value upon issuance and at each reporting period prior to April 2018, at which time the notes converted into 6,293,841 shares of preferred stock following the qualified financing event, which was the issuance of preferred stock that took place on April 10, 2018. The fair value of the Convertible Notes was $1,554,961 at time of conversion (see Note 6).

The following summarizes the expected future principal payments of long-term debt as of December 31, 2018:

Years Ending December 31,
2019	$299,172
2020	247,877
Total future principal payments	$547,049

5. Fair Value of Financial Instruments

The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial assets are marked to bid prices and financial liabilities are marked to offer prices. Fair value measurements do not include transaction costs. The fair value hierarchy prioritizes the quality and reliability of the information used to determine fair values. Categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The fair value hierarchy is defined into the following three categories:

Level 1:	Quoted market prices in active markets for identical assets or liabilities.

Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data.

Level 3:	Unobservable inputs that are not corroborated by market data.
The following table summarizes the assets and liabilities measured at fair value on a recurring basis at December 31, 2018:

	December 31, 2018
	Level 1	Level 2	Level 3	Total

Assets
Money market funds	$42,145	$—	$—	$42,145

Liabilities
Warrant liabilities	$—	$—	$220,395	$220,395
There were no transfers between Level 1 and Level 2 of the fair value measurement hierarchy during 2018. The following table presents a reconciliation of the liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the year ended December 31, 2018:

Balance at January 1, 2018	$2,042,007
Converted into convertible preferred stock	(2,962,504)
Cancellation of instrument	(13,339)
Change in fair value	1,154,231
Balance at December 31, 2018	$220,395

Money Market Funds
The Company’s money market funds are included in cash and cash equivalents. The Company measures the fair value of these investments using quoted prices in active markets for identical assets. The fair value of the money market funds approximates the investment’s cost basis.

Warrant Liabilities

As discussed in Note 4, the Company has issued warrants to purchase shares of common stock, which are considered to be derivative liabilities and are re-measured at fair value using a binomial lattice pricing model at each reporting period. The change in fair value is reflected in earnings.
Other Liabilities Measured at Fair Value on a Recurring Basis

As discussed in Note 4, the Company sold Convertible Notes for $963,421 in 2016, which were re-measured at fair value at each reporting period. The Company also sold various simple agreements for future equity (“Safe Agreements”) in 2016 and 2017 totaling $775,000. The Safe Agreements would automatically convert into shares of preferred stock. The Safe Agreements were also re-measured at fair value at each reporting period since the Company would be required to issue a variable number of its equity shares based predominantly on a fixed monetary amount. The Convertible Notes and Safe Agreements converted into preferred stock in connection with the issuance of preferred stock that took place on April 10, 2018. The fair value of the Convertible Notes and Safe Agreements was $1,554,961 and $954,209, respectively at time of conversion (see Note 6 ).
6. Equity and Convertible Preferred Stock
Common Stock
In April 2018, the Company converted from a Colorado corporation to a Delaware corporation and established a par value of $0.0001 per share for its common stock. The Company had 25,480,000 shares of $0.0001 par value common stock authorized at December 31, 2018. There were 9,247,003 shares of common stock issued and outstanding at December 31, 2018. Each share of common stock has the right to one vote on all matters submitted to a vote of stockholders. The holders of common stock are also entitled to receive dividends whenever funds are legally available and if declared by the board of directors, subject to prior rights of holders of all classes of stock outstanding having priority rights as to dividends. No dividends have been declared or paid on the common stock through December 31, 2018.
During the year ended December 31, 2018, the Company issued 711,898 shares of common stock upon the exercise of stock options and received $7,119 in cash.
Common Stock Warrants

At December 31, 2018, the Company had outstanding warrants to purchase 532,423 shares of common stock at an exercise price of $0.89. As discussed in Note 4, in connection with its Term Loan, the Company issued two warrants to purchase shares of common stock at an initial exercise price of $0.89, unless a merger and acquisition transaction occurs, in which the exercise price would be a total of $1.00, with an expiration date of March 31, 2024, and a variable number of shares of common stock that could be purchased based on 1% of the fully diluted shares. In April 2018, the number of underlying shares for each warrant increased from 120,413 to 239,650 for a total number of underlying shares of 479,300. The warrants also have a minimum sale price feature whereby the holder could put each of the warrants to the Company for $75,000 each. The remaining warrant to purchase underlying shares of 53,213 had a fixed exercise price of $0.89 and expires in February 2023.
Redeemable Convertible Preferred Stock

The Company had 10,994,938 shares of redeemable convertible preferred stock with a par value of $0.0001 authorized at December 31, 2018. The Company had issued 10,994,846 shares of redeemable convertible preferred stock in various individual series (“Series Preferred”) at December 31, 2018. The number of shares of redeemable convertible preferred stock by series along with the original issue price, the liquidation preference and conversion ratio at December 31, 2018, was as follows:

	Outstanding Shares	Original Issue Price	Liquidation Preference	Conversion Rate

Series Seed	2,226,668	$0.3598	$801,155	1:1
Series A-1	6,293,900	$1.6683	10,500,113	1:1
Series A-2	133,210	$1.5015	200,015	1:1
Series A-3	355,920	$1.3346	475,011	1:1
Series A-4	153,640	$0.6509	100,004	1:1
Series A-5	1,831,600	$0.5260	963,422	1:1
Total	10,994,938		$13,039,720

During the year ended December 31, 2018, the Company issued 6,293,841 shares of redeemable convertible preferred stock for $10,342,563, net of issuance costs of $157,452. The Company issued 2,474,337 shares of redeemable convertible preferred stock to satisfy the Convertible Notes and Safe Agreements with a face value of $963,422 and $775,000, respectively.

The significant rights, privileges and preferences of the redeemable convertible preferred stock are as follows:

•
Dividends – Prior to any dividend being paid to common stockholders, the holders of convertible preferred stock must first receive a dividend on each outstanding share, which is calculated by multiplying the dividend payable on each class of shares as if all shares of such class had been converted into common stock by the number of shares of common stock issuable upon conversion of a share of Series Preferred.

•
Liquidation – The holders of Series Preferred have a liquidation preference over the holders of common stock in the amount of the greater of (i) one times the issue price along with any declared but unpaid dividends or (ii) such amount per share as would have been payable had all shares of Series Preferred been converted into common stock immediately prior to such liquidation. If upon a liquidation event, the Company’s assets are insufficient to make payment in full to all holders of Series Preferred, payment would be made to the holders of Series Preferred ratably in proportion to the full amounts to which they would otherwise be respectively entitled. After the payment of the liquidation preferences, the holders of common stock would share in any remaining distribution.

•
Conversion – Each share of Series Preferred is convertible into common stock at the initial conversion rate of one to one, which is calculated by dividing the original issue price by the applicable conversion price, which is initially the original issue price. The conversion price is subject to adjustment based on certain anti-dilution provisions, including stock splits, stock dividends, subdivision, combinations, recapitalization or similar events, as provided by the Company’s certificate of incorporation. The conversion price could also adjust if the Company issues additional shares of common stock without consideration or for a consideration per share less than the applicable conversion price in effect immediately prior to such issuance unless a majority of holders of each Series Preferred provide written consent that the conversion price for the respective individual series will not be adjusted. Further, the Series Preferred will automatically convert into shares of common stock upon the vote or written consent of the holders of 60% of the shares of Series Preferred collectively. In addition, each share of Series Preferred will automatically be converted into shares of common stock immediately upon the closing of an initial public offering of the Company’s common stock at a price of at least $6.67 per share resulting in net proceeds of at least $50,000,000 to the Company.

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Redemption – The holders of Series Preferred have no voluntary rights to redeem shares. A liquidation or winding up of the Company, a greater than 50% change in control, or a sale of substantially all assets would constitute a redemption event.

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Voting – The holders of Series Preferred are entitled to the number of votes equal to the number of shares of common stock into which the Series Preferred could then be converted. The holders of Series Preferred will vote together with the holders of common stock as a single class, except for certain provisions outlined in the Company’s Certificate of Incorporation. As long as at least 25% of the shares of the Series Seed remain outstanding, the holders of record of the Series Seed are entitled to elect one member of board of directors. As long as at least 25% of the shares of all the difference Series A Preferred remain outstanding, the holders of record of the Series A Preferred are entitled to elect one member of the board of directors. The holders of a majority of the common stock are entitled to elect one member of the board of directors. The holders of a majority of the Series Preferred and common stock, voting together as a single class (on an as-converted basis) are entitled to elect additional members of the board of directors.

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Stockholder Rights – If at any time there are at least 2,192,043 Series A Preferred outstanding, the holders of Series A Preferred have protective provisions that require consent of holders of a majority of the outstanding Series A Preferred for specific actions including the following: (1) changes in the corporation’s certificate of incorporation or bylaws including any that would affect, alter, or change the preference or rights of the Series Preferred or change the number of directors; (2) changes in the authorized number of shares of the Series Preferred or common stock; (3) declaration, or payment of dividends; (4) redemption or repurchase of shares; (5) any agreement to liquidate, dissolve or wind-up the business and affairs of the Company or effect any merger of consolidation; (6) creation of a new class or series of stock ranking on parity with or senior to the Series Preferred in right of redemption, liquidation preference, voting or dividends; (7) issue any equity securities other than issuances under the equity incentive plans that are approved by the board or (8) create or authorize any debt security if the aggregate amount of debt would exceed $1,000,000 following the issuance.

7. Stock-Based Compensation
Equity Incentive Plans

In February 2015, the Company adopted the 2015 Equity Incentive Plan (“2015 Plan”). The total number of shares of common stock reserved for issuance under the 2015 Plan was originally 808,265. In April 2018, the Company adopted the 2018 Equity Incentive Plan (“2018 Plan”). In connection with the adoption of the 2018 Plan, no new stock awards could be granted under the 2015 Plan and any unallocated shares remaining available for issuance under the 2015 Plan were added to the number of shares reserved for issuance under the 2018 Plan. The number of shares of common stock or common stock equivalents authorized for issuance under the 2018 Plan was 3,824,323 as of December 31, 2018. The total number of shares available for grant under the 2018 Plan at December 31, 2018 was 1,366,024.

Stock Options

A summary of the Company’s stock option activity for the year ended December 31, 2018 is as follows:

	Options	Weighted-Average	Weighted-Average Remaining Contractual Life (Years)

Outstanding at December 31, 2017	1,265,027	$0.01	8.9
Granted	2,969,329	$0.33
Exercised	(721,898)	$0.01
Forfeited	(39,831)	$0.11
Expired	(209,550)	$0.01
Outstanding at December 31, 2018	3,263,077	$0.30	9.4
Exercisable at December 31, 2018	634,583	$0.18	8.6
Vested and expected to vest at December 31, 2018	3,263,077	$0.30	9.4

The weighted average grant date fair value of options granted during the year ended December 31, 2018 was $0.21. The total intrinsic value of options exercised during the year ended December 31, 2018 was $270,760. Stock options vest upon the satisfaction of a service condition, which is generally satisfied over four years.

The following table summarizes the assumptions used in the Black Scholes option pricing model used to estimate the fair value of options granted for the year ended December 31, 2018:

Year Ended December 31, 2018

Risk-free interest rate	2.71% to 3.07%
Expected life (in years)	6.3
Expected dividend yield	0%
Expected volatility	54.7% to 55.8%
Fair value of common stock	0.16 to 0.39
Total stock-based compensation expense was $79,924 for the year ended December 31, 2018. Stock-based compensation was classified as follows in the accompanying statements of operations:

Year Ended December 31, 2018

Cost of revenue	$3,170
Sales and marketing	23,223
Research and development	38,746
General and administrative	14,785
Total stock-based compensation	$79,924

The total unrecognized stock-based compensation at December 31, 2018 was $571,562, which is expected to be recognized over a weighted-average period of 3.0 years.
8. Taxes

The components of the provision for income taxes for the year ended December 31, 2018 were as follows:

Year Ended December 31, 2018

Current:
Federal	$—
State	1,150
Total current	1,150
Deferred:
Federal	(789,360)
State	(174,749)
Change in valuation allowance	964,109
Total deferred	—
Total provision for income taxes	$1,150

Deferred income tax assets and liabilities are calculated based on the differences between the financial reporting and tax bases of assets and liabilities. They are measured by applying the enacted tax rates and laws in effect for the years in which such differences are expected to reverse.
The significant components of the Company’s deferred income tax assets and liabilities as of December 31, 2018 was as follows:

As of December 31,
2018

Deferred tax assets:
Domestic net operating loss carryforward	$1,690,000
Stock-based compensation	8,000
163(j) - interest expense	30,000
Total deferred tax assets	1,728,000
Less valuation allowance	(1,728,000)
Net deferred tax assets	$—
The amount, and ultimate realization, of the deferred income tax assets is dependent, in part, upon the tax laws in effect, the Company’s future earnings, if any, and other future events, the effects of which cannot be determined. The Company has established a full valuation allowance against its net deferred income tax assets. Management believes that as of December 31, 2018 and 2017, the available objective evidence creates sufficient uncertainty regarding the ultimate realizability of these net deferred income tax assets, that it is more likely than not that those assets will not be realized. As of December 31, 2018, the Company had net operating loss carry-forwards (“NOLs”) for federal income tax and state income tax reporting purposes totaling $6,590,090. A portion of the NOLs begin to expire in 2034. The federal NOLs generated in a tax year beginning after December 31, 2017 do not expire.
Internal Revenue Code (“IRC”) Section 382 places a limitation (the “Section 382 Limitation”) on the amount of taxable income that can be offset by net operating loss carryforwards after a change in control (generally greater than a 50% change in ownership over a 3-year period) of a loss corporation. Generally, after a change in control, a loss corporation cannot deduct net operating loss carryforwards in excess of the Section 382 Limitation. Due to these change in ownership provisions, the Company may currently have or may have in the future a limitation on the amount of net operating loss carryforwards it can utilize to offset taxable income in the future.
The differences between the benefit for income taxes at the U.S. statutory rate and the Company’s effective tax rate are as follows:

Year Ended December 31, 2018

Benefit at statutory rate	21.00%
Fair value adjustments	(4.94)%
State income taxes	3.45%
Change in valuation allowance	(19.67)%
Other	0.14%
Effective tax rate	(0.02)%
On December 22, 2017, tax reform legislation known as the Tax Cuts and Jobs Act (the Tax Legislation) was enacted in the United States (U.S.). The Tax Legislation significantly revises the U.S. corporate income tax by, among other things, lowering the corporate income tax rate to 21%, implementing a modified territorial tax system and imposing a one-time repatriation tax on deemed repatriated earnings and profits of U.S.-owned foreign subsidiaries (the Toll

Charge). As a fiscal-year taxpayer, certain provisions of the Tax Legislation impacted the Company in fiscal 2018, including the change in the corporate income tax rate, while other provisions will be effective starting at the beginning of fiscal 2019, including the implementation of a modified territorial tax system. The U.S. federal income tax rate reduction was effective as of January 1, 2018. Accordingly, the Company’s federal statutory income tax rate for fiscal 2018 reflects a blended rate of approximately 25.65%.
9. Commitments and Contingencies
Operating Leases
Rental expense for operating leases during 2018 was $143,666. Future minimum lease payments under operating leases as of December 31, 2018 are as follows:

Years Ending December 31,
2019	$257,082
2020	261,236
2021	265,478
2022	269,828
2023	113,191
Total future minimum lease payments	$1,166,815
10. Subsequent Events
On April 30, 2019, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pluralsight, Inc. (“Pluralsight”). Pursuant to the Merger Agreement, Pluralsight purchased all of the outstanding stock of the Company for total cash consideration of approximately $169.2 million (the "Merger"). The Merger closed on May 9, 2019.

Subsequent events were reviewed through July 2, 2019, the date these financial statements were available to be issued.